Exhibit 99.2

Certification of CEO under Section 906 of the Sarbanes-Oxley Act of 2002

I certify that this amendment to the periodic report containing the issuer’s financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained In this periodic report fairly presents in all material respects, the financial condition and results of operations of the issuer.

By:	/s/ Keith C Robbins
Keith C. Robbins
President, Chief Executive Officer
May 28, 2003

Certification of CFO under Section 906 of the Sarbanes-Oxley Act of 2002

I certify that this amendment to the periodic report containing the issuer’s financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained In this periodic report fairly presents in all material respects, the financial condition and results of operations of the issuer.

By:	/s/ John F Coger
John F Coger
Executive Vice President, Chief Financial Officer
May 28, 2003